As filed with the Securities and Exchange Commission on June 28, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Calliditas Therapeutics AB
(Exact name of Registrant as specified in its charter)

Sweden	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Kungsbron 1, D5
SE-111 22
Stockholm, Sweden
Tel: +46 (0) 8 411 3005
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Calliditas NA Enterprises Inc.
330 Madison Avenue, Suite 2310
New York, New York 10017
(332) 910-9193
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Joshua A. Kaufman Marc Recht Katie Kazem Cooley LLP 55 Hudson Yards New York, NY 10001-2157 (212) 479-6000	Dain Hard Nevonen Linnéa Sellstrom Advokatfirman Vinge KB Smålandsgatan 20, Box 1703 SE-111 87 Stockholm, Sweden +46(0) 10 614 30 00
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated June 28, 2022
PROSPECTUS
$200,000,000
Common Shares
American Depositary Shares representing Common Shares
Debt Securities
Warrants
Units
From time to time, we may offer and sell up to $200,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the caption “Plan of Distribution” in this prospectus.
Our common shares may be represented by American Depositary Shares, or ADSs. Each ADS represents the right to receive two common shares. ADSs representing our common shares are listed on The Nasdaq Global Select Market under the symbol “CALT.” On June 27, 2022, the last reported sale price of the ADSs on The Nasdaq Global Select Market was $18.80 per ADS. Our common shares are traded on Nasdaq Stockholm under the symbol “CALTX.” The closing price of our common shares on Nasdaq Stockholm on June 27, 2022 was SEK 95.55 per share. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the common shares was previously filed with the Securities and Exchange Commission and was effective on June 4, 2020 (File No. 333-238726).
The debt securities, warrants and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on The Nasdaq Global Select Market or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.
This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendments or supplements to this prospectus as well as in the documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is          , 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may offer and sell the securities described in this prospectus from time to time in the future in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus. Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold.
This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Calliditas,” “the Company,” “we,” “us” and “our” refer to Calliditas Therapeutics AB and its consolidated subsidiaries. All references in this prospectus to “$” are to U.S. dollars and all references to “SEK” are to Swedish Kronor. Unless otherwise indicated, certain SEK amounts contained in this prospectus have been translated into U.S. dollars at the rate of SEK 1 = $0.0993, which was the rate of Sveriges Riksbank on June 27, 2022. We make no representation that any Swedish Kronor or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars or Swedish Kronor, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted into SEK at that or any other exchange rate as of that or any other date.
We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.
You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

TRADEMARKS
We own various trademark registrations and applications, and unregistered trademarks, including CALLIDITAS (registered in the European Union and filed a United States trademark application), CALLIDITAS THERAPEUTICS (filed a United States trademark application), PHARMALINK (registered in the United States and Sweden), TARPEYO (filed a United States trademark application) and NEFECON (registered in the United States, Sweden and the European Union) and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.
TARPEYO is the commercial name used in the United States for our product Nefecon. In general, in this prospectus we use “TARPEYO” to describe the product commercialized in the United States and “Nefecon” for all other purposes.

MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed in the section of this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement titled “Risk Factors,” in the section titled “Risk Factors” included in our most recent Annual Report on Form 20-F (the “Annual Report”), as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements” within the meaning of applicable federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “shall,” “should,” “will,” or the negative of these and similar expressions identify forward-looking statements.
Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement. These risks and uncertainties include factors relating to:
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the timing, scope or likelihood of regulatory filings and approvals with respect to Nefecon and our current and future product candidates, including our ability to obtain full approval of Nefecon in the United States;

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our sales and commercialization efforts with respect to TARPEYO;

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the timing, progress and results of development plans for Nefecon and our current and future product candidates, including our ability to complete successfully Part B of the NefIgArd clinical trial;

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our ability to secure payor approval of Nefecon for the patient population on acceptable terms;

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the potential attributes and benefits of Nefecon and our other product candidates and their competitive position with respect to alternative treatments;

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the potential benefit of the FDA’s accelerated approval and Section 505(b)(2) application, EMA’s conditional approval and hybrid application, orphan drug designation and related market exclusivity for our products and product candidates;

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our ability to successfully identify and develop our current and future product candidates;

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the impact of the COVID-19 pandemic and other world events on our business and clinical trials as well as supply of API or other relevant components required for Nefecon and our current and future product candidates;

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our expectations regarding the size and growth of the potential market and patient populations for Nefecon and our current and future product candidates, if approved;

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our manufacturing, commercialization and marketing capabilities and strategy;

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the rate and degree of market acceptance and clinical utility of Nefecon and our current and future product candidates;

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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals, including sales and marketing personnel;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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our competitive position, and developments and projections relating to our competitors and our industry;

v

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our plans to enter into collaborations for commercialization of our products, product candidates or any future product candidates;

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whether we are classified as a passive foreign investment company for current and future periods;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

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the impact of laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Many important factors, in addition to the factors described in this prospectus and any prospectus supplement, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein and therein.
You should read this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2021 and reports on Form 6-K since January 1, 2022, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
We are a commercial-stage biopharmaceutical company with an FDA-approved product, TARPEYO (budesonide) delayed release capsules (developed under the name Nefecon), for patients with the autoimmune renal disease immunoglobulin A, or IgA, nephropathy, and a portfolio of innovative product candidates. The U.S. Food and Drug Administration, or FDA, granted accelerated approval to TARPEYO on December 15, 2021 and we reported commercial availability in January 2022. The indication for TARPEYO is reduction of proteinuria in adults with primary IgA nephropathy, or IgAN, at risk of rapid disease progression, generally a urine protein-to-creatinine ratio, or UPCR, ≥1.5g/g.
Nefecon is a proprietary, novel oral formulation of budesonide, an established, highly potent, locally acting immunosuppressant, for the treatment of IgAN, for which there is a high unmet medical need and there are no other FDA-approved treatments. IgAN is a progressive, chronic disease that over time results in deterioration of kidney function in patients, many of whom are at risk of developing end-stage renal disease, or ESRD, with the need for dialysis or kidney transplant. Nefecon is designed to target the origin of the disease presumed to be located in the ileum, the distal region of the small intestine, which has the highest concentration of the Peyer’s patches, which are responsible for the production of secretory IgA antibodies.
The FDA has approved TARPEYO under the accelerated approval pathway based on the reduction in proteinuria. Nefecon is the first treatment on the U.S. market indicated for IgAN. Full approval of the product is contingent upon showing clinical benefit in the confirmatory Part B of the NefIgArd study, the primary objective of which is to establish whether Nefecon slows kidney function decline in patients with IgAN. We believe that the reduction in proteinuria and effect on eGFR observed in Part A will lead to longer term preservation of kidney function, to be confirmed in the final analysis of Part B.
Nefecon has been granted orphan drug designation for the treatment of IgAN in the United States and the European Union. In the EU, we submitted a request for an accelerated assessment of our marketing authorization application, or MAA, and submitted the MAA for Nefecon to the EMA in May 2021 based on the hybrid application pathway. On May 19, 2022, the Committee for Medicinal Products for Human Use, or CHMP, of the EMA adopted a positive opinion recommending the granting of a conditional marketing authorization for KinpeygoTM, the trademark under which Nefecon will be commercialized in the EU, for the treatment of IgAN in adults at risk of rapid disease progression with a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/gram. If confirmed by the European Commission, Kinpeygo will be the first and only approved treatment for IgAN in the EU.
We retain worldwide rights to Nefecon other than in territories where we have established strategic collaborations. In 2019, we entered into an agreement pursuant to which we granted Everest Medicines II Limited an exclusive license to develop and commercialize Nefecon for the treatment of IgAN in Greater China and Singapore, and in March 2022, we expanded the territory covered by the agreement to include the Republic of Korea. In July 2021, we entered into a license agreement with STADA Arzneimittel AG to commercialize Nefecon for the treatment of IgAN in the EEA, Switzerland and the United Kingdom.
We are also developing a novel platform of nicotinamide adenine dinucleotide phosphate, or NADPH, oxidase, or NOX, inhibitors, which we intend to primarily develop for orphan diseases with fibrotic components, with a main focus on kidney and liver diseases. From this platform, we are developing setanaxib, a NOX 1 and 4 inhibitor, for the treatment of primary biliary cholangitis, or PBC. We are currently evaluating setanaxib in the TRANSFORM study, a Phase 2b/3 clinical trial, in which we randomized the first patient in February 2022. We expect to report results of the interim analysis from the TRANSFORM trial in the second or third quarter of 2023, with final data expected in late 2024 or early 2025. Setanaxib was granted fast track designation by the FDA in August 2021. We are also conducting a proof of concept, Phase 2 clinical trial in head and neck cancer with setanaxib, in order to explore its impact on change in tumor size when used in a combination treatment with a checkpoint inhibitor. The Phase 2 clinical trial in head and neck cancer randomized its first patient in May 2022. There are also investigator led Phase 2 trials ongoing with setanaxib in diabetic kidney disease Type 1 and IPF.
In addition, we have in-licensed Budenofalk 3 mg oral capsules and intend to develop Budenofalk in the United States for the treatment of autoimmune hepatitis, or AIH, subject to regulatory feedback. We discussed development plans with the FDA for AIH during 2020 and have refined our clinical approach during 2021 with a target to arrive at a definitive clinical development plan in 2022, subject to interactions with KOLs.
Corporate Information
We were founded as a public limited company under the laws of Sweden on February 20, 2004 under the name Pharmalink AB and registered with the Swedish Companies Registration Office on April 15, 2004. On October 4, 2017, we changed our name to Calliditas Therapeutics AB.
Our registered office is located at Kungsbron 1, D5, SE-111 22, Stockholm, Sweden, and our telephone number is +46 (0) 8 411 3005. Our website address is www.calliditas.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.
Implications of Being a Foreign Private Issuer
We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act or to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. In accordance with SEC rules, we assess our foreign private issuer status as of the last business day of our most recently completed second fiscal quarter.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Introduction
Set forth below is a summary of certain information concerning our share capital as well, as a description of certain provisions of our articles of association and relevant provisions of the Swedish Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association and applicable Swedish law. Further, please note that as a holder of ADSs, you will not be treated as one of our shareholders and will not have any shareholder rights.
General
We were founded in accordance with Swedish law on February 20, 2004 under the name Pharmalink AB and were registered with the Swedish Companies Registration Office on April 15, 2004. On October 4, 2017, we changed our name to Calliditas Therapeutics AB. Our common shares have been listed for trading on Nasdaq Stockholm since June 29, 2018 under the trading symbol “CALTX.” Our ADSs have been listed for trading on The Nasdaq Global Select Market since June 5, 2020 under the trading symbol “CALT.”
We have five wholly owned subsidiaries, listed below:
Company	Country of incorporation
Calliditas Therapeutics US Inc.	United States
Calliditas NA Enterprises Inc.	United States
Nefecon AB	Sweden
Calliditas Therapeutics France SAS	France
Calliditas Therapeutics Suisse S.A.	Switzerland
In November 2020, we acquired a controlling interest in Genkyotex S.A., or Genkyotex, a biopharmaceutical company specializing in NOX therapies with offices in France and Switzerland. In March 2021, we participated in a rights issue in Genkyotex, and increased our ownership percentage to 90.2% of the share capital of Genkyotex and in October 2021, we completed the purchase of the remaining share capital of Genkyotex, resulting in our ownership of 100% of the current share capital and the delisting of Genkyotex’s securities from the Euronext stock exchange. In April 2022, Genkyotex S.A. was renamed Calliditas Therapeutics France SAS and Genkyotex Suisse S.A. was renamed Calliditas Therapeutics Suisse S.A.
Our registered office is located at Kungsbron 1, D5, SE-111 22, Stockholm, Sweden, and our telephone number is +46 (0) 8 411 3005. Our website address is www.calliditas.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.
Common Shares
All of our outstanding common shares have been validly issued and fully paid and are non-assessable, and are not redeemable and do not have any preemptive rights other than under the Swedish Companies Act as described below. In accordance with our articles of association, we may issue common shares and class c-shares, each denominated in SEK. As of May 31, 2022, we had issued and outstanding 53,198,170 common shares.

The development in the number of shares since our foundation in 2004 is shown below.
Year	Transaction	Nominal Value	Subscription Price per Share (SEK)	Increase in Number of Shares	Increase in Share Capital (SEK)	Total Number of Shares	Total Share Capital (SEK)
2004	Foundation	100	—	1,000	100,000	1,000	100,000
2004	New share issue	100	25,000	12	1,200	1,012	101,200
2005	New share issue	100	50,562	178	17,800	1,190	119,000
2009	New share issue	100	60,000	132	13,200	1,322	132,000
2012	New share issue	100	52,950	664	66,400	1,986	198,600
2013	New share issue	100	52,950	813	81,300	2,799	279,900
2014	New share issue	100	52,950	189	18,900	2,988	298,800
2014	New share issue	100	52,950	809	80,900	3,797	379,700
2015	New share issue	100	52,950	756	75,600	4,553	455,300
2016	New share issue	100	52,950	752	75,200	5,305	530,500
2017	New share issue	100	52,950	605	60,500	5,910	591,000
2017	Share split (1:10)	10	—	53,190	—	59,100	591,000
2017	New share issue	10	5,295	7,026	70,260	66,126	661,260
2017	New share issue	10	5,295	566	5,660	66,692	666,920
2017	Share split (1:250)	0.04		16,606,308	—	16,673,000	666,920
2018	Conversion of bridge loans in connection with offering	0.04	45.00	2,114,903	84,596.12	18,787,903	751,516.12
2018	New share issue in connection with listing	0.04	45.00	16,414,444	656,577.76	35,202,347	1,408,093.88
2019	New share issue	0.04	60.00	3,505,291	140,211.64	38,707,638	1,548,305.52
2020	New share issue in connection with listing	0.04	89.70	9,937,446	397,497.80	48,645,084	1,945,803.40
2020	Exercise of warrant program	0.04	42.36	1,296,500	51,860.00	49,941,584	1,997,663.40
2021	New share issue	0.04	135.00	2,400,000	96,000.00	52,341,584	2,093,663.36
2022	Exercise of warrant program	0.04	74.30	856,586	34,263.44	53,198,170	2,127,926.80
There were no special terms or installment payments for any of the transactions listed above. There have been five changes in voting rights since we were listed on Nasdaq Stockholm in 2018 through (i) a directed share issue in July 2019, entailing an increase of the number of shares and votes with 3,505,291 and share capital with SEK 140,211.64, (ii) the initial public offering on the Nasdaq Global Select Market in June 2020, entailing an increase of the number of shares with 9,937,446 and share capital with SEK 397,497.80, (iii) exercise of warrants in 2020, entailing an increase of the number of shares and votes with 1,296,500 and share capital with SEK 51,860.00, (iv) a directed share issue in August 2021, entailing an increase of the number of shares and votes with 2,400,000 and share capital with SEK 96,000.00 and (v) exercise of warrants in April and May 2022, entailing an increase of the number of shares and votes with 856,586 and share capital with SEK 34,263.44. During the period as a listed company, there has not been any reduction of amount of share capital.
At the 2022 annual general meeting held on May 19, 2022, our shareholders resolved that for the period until the 2023 annual general meeting, our board of directors would be authorized to, at one or several occasions, increase our share capital by issuing new shares. Such share issue resolution may be made with or without deviation from the shareholders’ preferential rights, where payment for new share can be made in cash, contribution in kind, debt conversion or in accordance with certain other conditions.

Furthermore, at the annual general meeting 2022, our shareholders resolved to adopt an at-the-market program (as further described in the notice convening the meeting) by which it was resolved to (i) amend the articles of association by, inter alia, adjusting the limits of the share capital, issuing of a new share class, C-shares, and including of a conversion clause for the C-shares to be converted into common shares, (ii) authorize our board of directors to resolve on issues of not more than 5,908,019 new C-shares with deviation from the shareholders’ pre-emption rights, (iii) authorize our board of directors to resolve on purchases of up to 5,908,019 C-shares in accordance with purchase offerings directed to all shareholders of C-shares and (iv) authorize our board of directors to transfer up to 5,908,019 common shares (following the reclassification from C-shares), to be effected outside Nasdaq Stockholm against payment in cash. All authorizations are valid for the period until the 2023 annual general meeting. The authorizations were proposed by the board of directors to ensure delivery of shares to be sold under the at-the-market-program.
Any share issue under the authorizations must be made at market terms and conditions. The subscription price will be determined by the board of directors. Any new shares issued on the basis of the authorizations will rank pari passu with our existing shares.
On the date of the 2022 annual general meeting, we had 53,172,170 shares outstanding. The authorizations may only be utilized to the extent they do not in total exceed 20 percent of the total number of shares outstanding as per the time of the annual general meeting. As such, under the authorizations, the board of directors is authorized to issue and transfer up to 10,634,434 new shares.
Below are summaries of the material provisions of our articles of association and of related material provisions of the Swedish Companies Act. At the 2022 annual general meeting, we adopted certain amendments to our articles of association (e.g. to the limits of share capital, issuing of a new share class, C-shares, and a conversion clause for the C-shares). However, as the adopted provisions are not considered material, they are not summarized below.
Share Capital
Articles of Association
Object of the Company
Our object is set forth in Section 3 of our articles of association and is to, directly or through subsidiaries, conduct research and development as well as the manufacture and sale of pharmaceuticals and medical devices, own and manage shares and other securities as well as other tangible and intangible property, as well as any other business associated therewith.
Powers of the Directors
Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his or her actions. Our board of directors may exercise all powers that are not required under the Swedish Companies Act or under our articles of association to be exercised or taken by our shareholders.
Number of Directors
Our articles of association provide that our board of directors shall consist of three to ten members. Our board of directors currently has six members, with no deputy members.
Rights Attached to Shares
All of the common shares have equal rights to our assets and earnings, and are entitled to one vote at the general meeting. At the general meeting, every shareholder may vote to the full extent of their shares held or represented, without limitation. Each common share entitles the shareholder to the same preferential rights related to issues of shares, warrants and convertible bonds relative to the number of shares they own and have equal rights to dividends and any surplus capital upon liquidation. Shareholders’ rights can only be changed in accordance with the procedures set out in the Swedish Companies Act. Transfers of shares are not subject to any restrictions.
Exclusive Forum
Our articles of association provide that, unless we consent in writing to the selection of an alternative forum and without any infringement on Swedish forum provisions and without applying Chapter 7, Section 54 of the Swedish Companies Act, the United States District Court for the Southern District of New York shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. We recognize that the proposed Federal Forum Provision may impose additional litigation costs on shareholders in pursuing any such claims, particularly if the shareholders do not reside in or near the State of New York. Additionally, the proposed Federal Forum Provision may limit our shareholders’ ability to bring a claim in a U.S. judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders.
This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our restated certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Preemptive Rights
Under the Swedish Companies Act, shareholders of any class of shares will generally have a preemptive right to subscribe for shares or warrants issued of any class in proportion to their shareholdings. Shareholders will have preferential rights to subscribe for new shares in proportion to the number of shares they own. If an offering is not fully subscribed for based on subscription rights, shares may be allocated to subscribers without subscription rights. The preemptive right to subscribe does not apply in respect of shares issued for consideration by payment in kind or of shares issued pursuant to convertible debentures or warrants previously issued by the company.
The preemptive right to subscribe for new shares may be set aside. A share issue with deviation from the shareholders’ preemptive rights may be resolved either by the shareholders at a general meeting, or by the board of directors if the board resolution is preceded by an authorization therefor from the general meeting. A resolution to issue shares with deviation from the shareholders’ preemptive rights and a resolution to authorize the board of directors to do the same must be passed by two-thirds of both the votes cast and the shares represented at the general meeting resolving on the share issue or the authorization of the board of directors.
Voting at Shareholder Meetings
Under the Swedish Companies Act, shareholders entered into the shareholders’ register as of the record date are entitled to vote at a general meeting (in person or by appointing a proxyholder). In accordance with our articles of association, shareholders must give notice of their intention to attend the general meeting no later than the date specified in the notice. Shareholders who have their shares registered through a nominee and wish to exercise their voting rights at a general meeting must request to be temporary registered as a shareholder and entered into the shareholders’ register four business days prior to the date of the general meeting. The rights described herein do not apply to holders of ADSs. See “Description of American Depositary Shares.”

Shareholder Meetings
The general meeting of shareholders is our highest decision-making body and serves as an opportunity for our shareholders to make decisions regarding our affairs. Shareholders who are registered in the share register held by Euroclear Sweden AB six business days before the meeting and have notified us no later than the date specified in the notice described below have the right to participate at our general meetings, either in person or by a representative. All shareholders have the same participation and voting rights at general meetings. At the annual general meeting, inter alia, members of the board of directors are elected, the principles for the appointment of the nomination committee are established, and a vote is held on whether each individual board member and the chief executive officer will be discharged from any potential liabilities for the previous fiscal year. Auditors are elected as well. Decisions are made concerning adoption of annual reports, allocation of earnings, fees for the board of directors and the auditors, guidelines for executive remuneration and other essential matters that require a decision by the meeting. Most decisions require a simple majority but the Swedish Companies Act dictates other thresholds in certain instances. See “— Differences in Corporate Law-Shareholder Vote on Certain Transactions.”
Shareholders have the right to ask questions to our board of directors and managers at general meetings which pertain to the business of the company and also have an issue brought forward at the general meeting. In order for us to include the issue in the notice of the annual general meeting, a request of issue discussion must be received by us normally seven weeks before the meeting. Any request for the discussion of an issue at the annual general meeting shall be made to the board of directors and any request within the nomination committee’s competence shall be made to the nomination committee. The board shall convene an extraordinary general meeting if shareholders who together represent at least 10% of all shares in the company so demand in writing to discuss or resolve on a specific issue.
The arrangements for the calling of general meetings are described below in “— Differences in Corporate Law — Annual General Meeting” and “— Differences in Corporate Law — Special Meeting.”
Notices
The Swedish Companies Act requirements for notice are described below in “— Differences in Corporate Law-Notices.”
Subject to our articles of association and Nordic Main Market Rulebook for Issuers of Shares, we must publish the full notice of a general meeting by way of press release, on our website and in the Swedish Official Gazette, and must also publish in the Svenska Dagbladet, a daily Swedish newspaper, that such notice has been published. The notice of the annual general meeting will be published six to four weeks before the meeting. The notice must include an agenda listing each item that shall be voted upon at the meeting. The notice of any extraordinary general meetings will be published six to three weeks before the meeting. Pursuant to the Swedish Code of Corporate Governance, which does not carry the force of law but is considered ideal corporate governance practice for Swedish companies whose shares trade on a regulated market, we shall, as soon as the time and venue for the annual general meeting have been decided, and no later than in conjunction with the third quarter report, publish such information on our website.
Record Date
Under the Swedish Companies Act, in order for a shareholder to participate in a shareholders’ meeting, the shareholder must have its shares registered in its own name in the share register five business days prior to the shareholders’ meeting. In accordance with section 8 of our articles of association, shareholders must give notice of their intention to attend the shareholders’ meeting no later than the date specified in the notice.
Amendments to the Articles of Associations
Under the Swedish Companies Act, an amendment of our articles of association requires a resolution passed at a shareholders’ meeting. The number of votes required for a valid resolution depends on the type of amendment, however, any amendment must be approved by not less than two-thirds of the votes cast and represented at the meeting. The board of directors is not allowed to make amendments to the articles of association absent shareholder approval.
Provisions Restricting Change in Control of Our Company
Neither our articles of association nor the Swedish Companies Act contains any restrictions on change of control.
Differences in Corporate Law
The applicable provisions of the Swedish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of, inter alia, the Swedish Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. We are not subject to Delaware law but are presenting this description for comparative purposes. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Swedish law.
Number of Directors
Sweden. Under the Swedish Companies Act, a public company shall have a board of directors consisting of at least three directors. More than half of the directors shall be resident within the European Economic Area (unless otherwise approved by the Swedish Companies Registration Office). The actual number of board members shall be determined by a shareholders’ meeting, within the limits set out in the company’s articles of association. Under the Swedish Code of Corporate Governance, only one director may also be a senior executive of the relevant company or a subsidiary. The Swedish Code of Corporate Governance includes certain independence requirements for the directors, and requires a majority of the directors to be independent of the company and at least two directors to also be independent of major shareholders.	Delaware. Under the Delaware General Corporation Law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws. The Delaware General Corporation Law does not address director independence, though Delaware courts have provided general guidance as to determining independence, including that the determination must be both an objective and a subjective assessment.
Removal of Directors
Sweden. Under the Swedish Companies Act, directors appointed at a general meeting may be removed by a resolution adopted at a general meeting, upon the affirmative vote of a simple majority of the votes cast.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors
Sweden. Under the Swedish Companies Act, if a director’s tenure should terminate prematurely, the election of a new director may be deferred until the time of the next annual general meeting, providing there are enough remaining directors to constitute a quorum.	Delaware. Under the Delaware General Corporation Law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Annual General Meeting
Sweden. Under the Swedish Companies Act, within six months of the end of each fiscal year, the shareholders shall hold an annual general meeting at which the board of directors shall present the annual report and auditor’s report and, for a parent company which is obliged to prepare group accounts, the group accounts and the auditor’s report for the group. Shareholder meetings shall be held in the city stated in the articles of association. The minutes of a shareholders’ meeting must be made available on the company’s website no later than two weeks after the meeting.	Delaware. Under the Delaware General Corporation Law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws. If a company fails to hold an annual meeting or fails to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date was designated, 13 months after either the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, whichever is later, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. The Delaware General Corporation Law does not require minutes of stockholders’ meetings to be made public.
Special Meeting
Sweden. Under the Swedish Companies Act, the board of directors shall convene an extraordinary general meeting if a shareholder minority representing at least ten per cent of the company’s shares or the auditor of the company so demands, and the board of directors may convene an extraordinary general meetings whenever it believes reason exists to hold an extraordinary general meeting prior to the next annual general meeting.	Delaware. Under the Delaware General Corporation Law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notices
Sweden. Under the Swedish Companies Act, a shareholders’ meeting must be preceded by a notice. The notice of the annual general meeting of shareholders must be issued no sooner than six weeks and no later than four weeks before the date of an annual general meeting. In general, notice of other extraordinary general meetings must be issued no sooner than six weeks and no later than three weeks before the meeting. Publicly listed companies must always notify shareholders of a general meeting by advertisement in a Swedish newspaper, the Swedish Official Gazette, by press release, and on the company’s website.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Preemptive Rights
Sweden. Under the Swedish Companies Act, shareholders of any class of shares have a preemptive right (Sw. företrädesrätt) to subscribe for shares issued of any class in proportion to their shareholdings. The preemptive right to subscribe does not apply in respect of shares issued for consideration other than cash or of shares issued pursuant to convertible debentures or warrants previously granted by the company. The preemptive right to subscribe for new shares may also be set aside by a resolution passed by two thirds of the votes cast and shares represented at the shareholders’ meeting resolving upon the issue.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.
Shareholder Vote on Certain Transactions

Sweden.   In matters which do not relate to elections and are not otherwise governed by the Swedish Companies Act or the articles of association, resolutions shall be adopted at the general meeting by a simple majority of the votes cast. In the event of a tied vote, the chairman shall have the casting vote. For matters concerning securities of the company, such as new share issuances, and other transactions such as private placements, mergers, and a change from a public to a private company (or vice-versa), the articles of association may only prescribe thresholds which are higher than those provided in the Swedish Companies Act.
Unless otherwise prescribed in the articles of association, the person who receives the most votes in an election shall be deemed elected. In general, a resolution involving the alteration of the articles of association shall be valid only when supported by shareholders holding not less than two-thirds of both the votes cast and the shares represented at the general meeting. The Swedish Companies Act lays out numerous exceptions for which a higher threshold applies, including restrictions on certain rights of shareholders, limits on the number of shares shareholders may vote at the general meeting, directed share issues to directors, employees and other closely related parties, and changes in the legal relationship between shares.
Delaware. Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires: (i) the approval of the board of directors; and (ii) approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.
Stock Exchange Listing
Our common shares are currently traded on the regulated market Nasdaq Stockholm under the symbol “CALTX.” Our ADSs are currently traded on The Nasdaq Global Select Market under the symbol “CALT.”

Transfer Agent and Registrar of Shares
Our share register is maintained by Euroclear. The share register reflects only record owners of our common shares. Holders of our ADSs will not be treated as our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the common shares underlying our ADSs. Holders of our ADSs have a right to receive the common shares underlying their ADSs.
For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Citibank, N.A. is the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin 1, Ireland.
We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement has been filed with the SEC under cover of a registration statement on Form F-6 (File No. 333-238726). You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-238726 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in two common shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Sweden, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank, commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the holder. When we refer to you, we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the common shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable common shares with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the ADSs representing the common shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the Swedish laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-share ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than in the form of ADSs.
The depositary bank will not distribute the rights to you if:
•
we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•
we fail to deliver satisfactory documents to the depositary bank; or

•
it is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Sweden would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to you and will sell the property if:
•
we do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•
we do not deliver satisfactory documents to the depositary bank; or

•
the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Common Shares
The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common shares
Upon completion of an offering, the common shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters, dealer or other purchaser, in each case as named in the applicable prospectus.
The depositary may create ADSs on your behalf if you or your broker deposits common shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Swedish legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•
The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•
All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.

•
You are duly authorized to deposit the common shares.

•
The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•
The common shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Common Shares Upon Cancellation of ADSs
As a holder of ADSs, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and Swedish legal considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
temporary delays that may arise because (i) the transfer books for the common shares or ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•
obligations to pay fees, taxes and similar charges; or

•
restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs.
At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary bank timely receives valid voting instructions from a holder of ADSs as of the applicable record date(s), it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions and in accordance with Swedish law (which may include temporary registration of the securities in the name of the applicable beneficial owner or designated nominee). In order to provide valid voting instructions, an ADS holder may be required to provide us and the depositary with such information about, and documents pertaining to, the applicable holders and beneficial owners of the ADSs being voted.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fees
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Issuance of ADSs (e.g., an issuance of ADS upon a deposit of common shares, upon a change in the ADS-to-share ratio, or for any other reason), excluding ADS issuances as a result of distributions of common shares

Up to $0.05 per ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS-to-share ratio, or for any other reason)	Up to $0.05 per ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held
• ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary bank
• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to $0.05 per ADS (or fraction thereof) transferred
•
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa)

Up to $0.05 per ADS (or fraction thereof) converted
As an ADS holder you will also be responsible to pay certain charges such as:
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taxes (including applicable interest and penalties) and other governmental charges;

•
the registration fees as may from time to time be in effect for the registration of common shares on the share register and applicable to transfers of common shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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certain cable, telex and facsimile transmission and delivery expenses;

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the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

•
the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to common shares, ADSs and ADRs; and

•
the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Amendments and Termination
We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the common shares represented by ADSs and to direct the depositary of such common shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:
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we and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;

•
the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

•
the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

•
we and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;

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we and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Incorporation and By-laws or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;

•
we and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Incorporation and By-laws or in any provisions of or governing the securities on deposit;

•
we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

•
we and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you;

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we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties;

•
we and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement;

•
no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement;

•
nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder; and

•
nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the common shares, and such limitations would most likely not apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the common shares and not under the deposit agreement.
In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
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convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•
distribute the foreign currency to holders for whom the distribution is lawful and practical; or

•
hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of Sweden.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We may issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount that may be issued;

•
the maturity date or dates;

•
the form of the debt securities of the series;

•
the applicability of any guarantees;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•
the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•
if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•
such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•
to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•
to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale;”

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of any debt securities of any series;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•
provide for payment;

•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
pay principal of and premium and interest on any debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the trustee;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
We may issue warrants to purchase our common shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:
•
the title of the warrants;

•
the initial offering price;

•
the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

•
the date, if any, on and after which the warrants and the related equity security will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
if applicable, a discussion of United States or Swedish federal income tax, accounting or other considerations applicable to the warrants;

•
anti-dilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any unit agreement under which the units will be issued;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION
We may offer and sell or otherwise offer our securities described herein:
•
through underwriters or dealers;

•
through agents;

•
directly to purchasers or a single purchaser; or

•
through a combination of any of these methods of sale.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
•
block transactions and transactions on the Nasdaq Global Select Market or any other organized market where such securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the specific offering of securities, including the following, to the extent applicable:
•
the name or names of any underwriters, dealers or agents;

•
the method of distribution;

•
the public offering price or purchase price and the proceeds to us from that sale;

•
any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•
all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•
any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in an applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Some of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated and currently existing under the laws of Sweden. In addition, certain of our directors and officers reside outside of the United States and substantially all of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws. In addition, uncertainty exists as to whether the courts of Sweden would:
•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment which is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding.
Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in Sweden judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

TAXATION
The material U.S. and Swedish federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of our common shares and certain other matters of Swedish law will be passed upon for us by Advokatfirman Vinge, Stockholm, Sweden. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Calliditas Therapeutics AB incorporated by reference to Calliditas Therapeutics AB’s Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Calliditas Therapeutics AB’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young AB, independent registered public accounting firm (PCAOB ID: 1433), as set forth in its reports thereon, which conclude, among other things, that Calliditas Therapeutics AB did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young AB pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The registered business address of Ernst & Young AB is Box 7850, 103 99, Stockholm, Sweden.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act covering the offered securities. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus.
This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
The SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.calliditas.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.
We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference into this prospectus the following documents that we have filed with the SEC:
•
our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 27, 2022;

•
our Reports on Form 6-K filed with the SEC on February 24, 2022, March 14, 2022, March 18, 2022, March 22, 2022, April 14, 2022, April 29, 2022,May 20, 2022 and June 21, 2022; and

•
the description of our ADSs and common shares contained in our Form 8-A, filed with the SEC on June 2, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this registration statement. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:
Calliditas Therapeutics AB
Kungsbron 1, D5
SE-111 22
Stockholm, Sweden
Tel: + 46 (0) 8 411 3005
Attention: Investor Relations
You also may access these filings on our website at www.calliditas.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). We have included our website address in this prospectus solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

EXPENSES
The following table sets forth estimates (other than the SEC registration fee and the FINRA filing fee) of certain expenses that may be incurred by us in connection with the offering of securities registered under this registration statement.
SEC registration fee		$18,540
FINRA filing fee		$30,500
Legal fees and expenses*	$	*
Accounting fees and expenses*	$	*
Miscellaneous*	$	*
Total*	$	*

*
Not estimable at this time; such expenses shall be included in the prospectus supplement for the applicable offering.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated June 28, 2022
PROSPECTUS SUPPLEMENT
Up to $75,000,000
American Depositary Shares representing Common Shares
We have entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, or Jefferies, relating to the sale of American Depositary Shares, or ADSs, each ADS representing two common shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sale Agreement, from time to time, we may offer and sell ADSs having an aggregate offering price of up to $75.0 million, or approximately 3,989,361 ADSs based on the closing price of the ADSs on the Nasdaq Global Select Market on June 27, 2022, through Jefferies, acting as sales agent. The number of ADSs sold pursuant to the Sale Agreement will be limited to the number of underlying common shares approved for issuance pursuant to the shareholder authorization obtained on May 19, 2022 in respect of 5,908,019 shares (2,954,009 ADSs), as well as any subsequent shareholder authorization.
Our common shares that are sold in the United States will be sold in the form of ADSs. Each ADS represents two common shares. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “CALT.” The last reported sale price of our ADSs on the Nasdaq Global Select Market on June 27, 2022 was $18.80 per ADS.
Our common shares are traded on Nasdaq Stockholm under the symbol “CALTX.” The closing price of our shares on Nasdaq Stockholm on June 27, 2022 was SEK 95.55 per share, which equals a price of $18.98 per ADS based on the SEK/U.S. dollar exchange rate of SEK 1 to $0.0993 as of June 27, 2022 and an ADS-to-share ratio of 1:2.
Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per ADS sold under the Sale Agreement. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.
Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the risk factors incorporated by reference into this prospectus supplement for risks you should consider before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is June  28, 2022.

Prospectus Supplement
We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. Under this prospectus supplement, we may from time to time sell ADSs representing our common shares having an aggregate offering price of up to $75.0 million in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ADSs being offered and other information that you should know before investing in our ADSs. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”
You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor Jefferies are making offers to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: Neither we nor Jefferies have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

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Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Calliditas Therapeutics AB,” “Calliditas Therapeutics,” “Calliditas,” “the company,” “we,” “us” and “our” refer to Calliditas Therapeutics AB and its wholly owned subsidiaries.

S-iii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
We prepare our audited consolidated financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States. All references in this prospectus to “$” are to U.S. dollars and all references to “SEK” are to Swedish Kronor. These translations should not be considered representations that any such amounts have been, could have been or could be converted into SEK at that or any other exchange rate as of that or any other date.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, may adversely affect such forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•
the timing, scope or likelihood of regulatory filings and approvals with respect to Nefecon and our current and future product candidates, including our ability to obtain full approval of Nefecon in the United States;

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our sales and commercialization efforts with respect to TARPEYO;

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the timing, progress and results of development plans for Nefecon and our current and future product candidates, including our ability to complete successfully Part B of the NefIgArd clinical trial and our clinical development plans for setanaxib;

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our ability to secure payor approval of Nefecon for the patient population on acceptable terms;

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the potential attributes and benefits of Nefecon and our other product candidates and their competitive position with respect to alternative treatments;

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the potential benefit of the FDA’s accelerated approval and Section 505(b)(2) application, EMA’s conditional approval and hybrid application, orphan drug designation and related market exclusivity for our products and product candidates;

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our ability to successfully identify and develop our current and future product candidates;

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the impact of the COVID-19 pandemic and other world events on our business and clinical trials as well as supply of API or other relevant components required for Nefecon and our current and future product candidates;

•
our expectations regarding the size and growth of the potential market and patient populations for Nefecon and our current and future product candidates, if approved;

•
our manufacturing, commercialization and marketing capabilities and strategy;

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the rate and degree of market acceptance and clinical utility of Nefecon and our current and future product candidates;

•
our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals, including sales and marketing personnel;

•
our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•
our competitive position, and developments and projections relating to our competitors and our industry;

•
our plans to enter into collaborations for commercialization of our products, product candidates or any future product candidates;

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•
whether we are classified as a passive foreign investment company for current and future periods;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
use of proceeds from the sale of our ADSs from the at the market offering; and

•
the impact of laws and regulations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
The information incorporated by reference in this prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market and industry data included in the information incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.
Our Company
We are a commercial-stage biopharmaceutical company with an FDA-approved product, TARPEYO (budesonide) delayed release capsules (developed under the name Nefecon), for patients with the autoimmune renal disease immunoglobulin A, or IgA, nephropathy, and a portfolio of innovative product candidates. The U.S. Food and Drug Administration, or FDA, granted accelerated approval to TARPEYO on December 15, 2021 and we reported commercial availability in January 2022. The indication for TARPEYO is reduction of proteinuria in adults with primary IgA nephropathy, or IgAN, at risk of rapid disease progression, generally a urine protein-to-creatinine ratio, or UPCR, ≥1.5g/g.
Nefecon is a proprietary, novel oral formulation of budesonide, an established, highly potent locally acting immunosuppressant, for the treatment of IgAN, for which there is a high unmet medical need and there are no other FDA-approved treatments. IgAN is a progressive, chronic disease that over time results in deterioration of kidney function in patients, many of whom are at risk of developing end-stage renal disease, or ESRD, with the need for dialysis or kidney transplant. Nefecon is designed to target the origin of the disease presumed to be located in the ileum, the distal region of the small intestine, which has the highest concentration of the Peyer’s patches, which are responsible for the production of secretory IgA antibodies.
The FDA has approved TARPEYO under the accelerated approval pathway based on the reduction in proteinuria. Nefecon is the first treatment in the U.S. market indicated for IgAN. Full approval of the product is contingent upon verification and description of clinical benefit in the confirmatory part of the trial. The primary objective of Part B of the NefIgArd study is to establish whether Nefecon slows kidney function decline in patients with IgAN. We believe that the reduction in proteinuria and effect on eGFR observed in Part A will lead to longer term preservation of kidney function, to be confirmed in the final analysis of Part B.
Nefecon has been granted orphan drug designation for the treatment of IgAN in the United States and the European Union, or EU. In the EU, we submitted a request for an accelerated assessment of our marketing authorization application, or MAA, and submitted the MAA for Nefecon to the EMA in May 2021 based on the hybrid application pathway. On May 19, 2022, the Committee for Medicinal Products for Human Use, or CHMP, of the EMA adopted a positive opinion recommending the granting of a conditional marketing authorization for KinpeygoTM, the trademark under which Nefecon will be commercialized in the EU, for the treatment of IgAN in adults at risk of rapid disease progression with a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/gram. If confirmed by the European Commission, Kinpeygo will be the first and only approved treatment for IgAN in the EU.
We retain worldwide rights to Nefecon other than in territories where we have established strategic collaborations. In 2019, we entered into an agreement pursuant to which we granted Everest an exclusive license to develop and commercialize Nefecon for the treatment of IgAN in Greater China and Singapore, and in March 2022, we expanded the territory covered by the agreement to include the Republic of Korea. In July 2021, we entered into a license agreement with STADA to commercialize Nefecon for the treatment of IgAN in the EEA, Switzerland and the United Kingdom.
We are also developing a novel platform of nicotinamide adenine dinucleotide phosphate, or NADPH, oxidase, or NOX, inhibitors, which we intend to primarily develop for orphan diseases with fibrotic components, with a main focus on kidney and liver diseases. From this platform, we are developing setanaxib, a NOX inhibitor, for the treatment of primary biliary cholangitis, or PBC. We are currently evaluating setanaxib in the TRANSFORM study, a Phase 2b/3 clinical trial, in which we randomized the first patient in February 2022. We expect to report results of the interim analysis from the TRANSFORM trial in the second or third quarter of 2023, with final data expected in late 2024 or early 2025. Setanaxib was granted fast track designation by the FDA in August 2021. We are also conducting a proof of concept, Phase 2 clinical trial in head and neck cancer with setanaxib, in order to explore its impact on the levels of cancer associated fibroblasts, or CAFs. The Phase 2 clinical trial in head and neck cancer randomized its first patient in May 2022.
In addition, we have in-licensed Budenofalk 3 mg oral capsules and intend to develop Budenofalk in the United States for the treatment of autoimmune hepatitis, or AIH, subject to regulatory feedback. We discussed development plans with the FDA for AIH during 2020 and have refined our clinical approach during 2021 with a target to arrive at a definitive clinical development plan in 2022, subject to interactions with KOLs.
Patent Information
The patent positions for biotechnology companies like us are generally uncertain and can involve complex legal, scientific and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted and even challenged after issuance. As a result, we cannot guarantee that any of our technologies and product candidates will be protectable or remain protected by enforceable patents. We cannot predict whether the inventions and patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that we hold may be challenged, circumvented or invalidated by third parties.
With regards to Nefecon, we co-own one patent family with Kyowa Kirin Services Ltd., f/k/a Archimedes Development Ltd., to which we have a sole and exclusive global license, even in relation to the other co-owner, in any field of use. This patent family protects a formulation for the oral delivery of budesonide and the medicinal use thereof. The patents in this patent family expire in 2029 provided all renewal fees are paid within the prescribed period, which we intend to do. The patents in this family include a United States patent, a patent in each of China, Hong Kong and Japan and a European patent that has been validated in 15 countries (Austria, Belgium, Switzerland, Germany, Denmark, Spain, Finland, France, the United Kingdom, Italy, the Netherlands, Norway, Poland, Sweden and Turkey). The patents in this family are not eligible for extension in the United States because the active ingredient is used in existing approved drugs. In Europe, extension of the patents is not likely subject to the recent judgement of litigation in the European Union, CJEU C-443/17, related to the degree to which it is possible to obtain a Supplementary Protection Certificate for a previously authorized active ingredient.
With regards to the NOX estate, there are three patent families covering various aspects of the setanaxib asset derived from three PCT applications. The composition of matter and certain methods of therapy are covered in two of these patent families. The third covers the use of setanaxib in certain oncology indications, including head and neck cancer. There is one further patent family that covers other NOX inhibitors and one that covers the use of setanaxib and other NOX inhibitors in a kidney disease indication. As these patents and applications cover new chemical entities, the territorial coverage is generally quite wide, and as the compounds do not yet form part of an approved drug product, patent life may potentially be extended in countries where legislation provides for patent term extension. The two families covering setanaxib’s composition of matter have projected expiry dates in 2028 and 2029, excluding potential extensions.
Corporate Information
We were founded as a public limited company under the laws of Sweden on February 20, 2004 under the name Pharmalink AB and registered with the Swedish Companies Registration Office on April 15, 2004. On September 19, 2017, we changed our name to Calliditas Therapeutics AB.
Our registered office is located at Kungsbron 1, D5, SE-111 22, Stockholm, Sweden, and our telephone number is +46 (0) 8 411 3005. Our website address is www.calliditas.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.

Implications of Being a Foreign Private Issuer
We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act or to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. In accordance with SEC rules, we assess our foreign private issuer status as of the last business day of our most recently completed second fiscal quarter.

The Offering
Securities Offered By Us
From time to time, we may offer and sell ADSs having an aggregate offering price of up to $75.0 million, or approximately 3,989,361 ADSs based on the closing price of the ADSs on the Nasdaq Global Select Market on June 27, 2022, through Jefferies, acting as sales agent. The number of ADSs sold pursuant to the Sale Agreement will be limited to the number of underlying common shares approved for issuance pursuant to the shareholder authorization obtained on May 19, 2022 in respect of 5,908,019 shares (2,954,009 ADSs), as well as any subsequent shareholder authorization.
Common Shares To Be Outstanding After This Offering
Up to 60,320,306 common shares, including common shares represented by ADSs (as more fully described in the notes following this table), assuming sales of 3,989,361 ADSs in this offering at an offering price of $18.80 per ADS, which was the last reported sale price of our ADSs on the Nasdaq on June 27, 2022. The actual number of shares issued will vary depending on the sales prices under this offering.
Plan of Distribution
Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-21 of this prospectus supplement.
American Depositary Shares
Each ADS represents two common shares, quota value SEK 0.04 per share. As a holder of ADSs, you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time. To better understand the terms of our ADSs, see “Description of Securities Other Than Equity Securities — American Depositary Shares” in Item 12 of our Annual Report for the year ended December 31, 2021. We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Depositary
Citibank, N.A.
Use of Proceeds
We currently intend to use the net proceeds from this offering primarily to fund the development of product candidates from our NOX inhibitor platform, including setanaxib, in indications for which they may have therapeutic potential, including PBC and squamous carcinoma of the head and neck, or for any indications which are in early development, to fund commercial activities for TARPEYO, to fund the development of Budenofalk in AIH, and to fund the acquisition, development and commercialization of product candidates we may acquire or in license, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Nasdaq Global Select Market Symbol For Our ADSs
“CALT”

Nasdaq Stockholm Symbol For Common Shares
“CALTX”
Risk Factors
Before deciding whether to invest in our ADSs, you should carefully consider the risks described under “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.
The number of common shares to be outstanding is based on 53,172,170 common shares outstanding as of March 31, 2022, and excludes:
•
448,500 common shares issuable upon the exercise of warrants to purchase common shares outstanding as of March 31, 2022 issued under our two warrant programs, of which warrants to purchase 26,000 common shares have been exercised, but not paid for, as of March 31, 2022, at an exercise price of SEK 74.30 per share; and warrants to purchase 422,500 common shares may be exercised between October 1, 2022 and December 31, 2022, at an exercise price of SEK 74.50 per share;

•
51,399 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2019, or the LTIP 2019;

•
31,371 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2020, or the LTIP 2020;

•
an additional 1,444,000 common shares issuable as of March 31, 2022 under our long-term incentive plan, or the ESOP 2020;

•
26,968 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2021, or the LTIP 2021; and

•
an additional 1,495,000 common shares issuable as of March 31, 2022 under our long-term incentive plan, or the ESOP 2021.

Unless otherwise indicated, all information contained in this prospectus also reflects and assumes no issuance or exercise of outstanding warrants or options after March 31, 2022.

RISK FACTORS
An investment in our ADSs involves a high degree of risk. Prior to making a decision about investing in our ADSs, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 3, “Risk Factors,” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated herein by reference, as updated by our subsequent filings. The Risk Factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “— Risks Related to Ownership of Our ADSs.” See “Incorporation of Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
Risks Related to this Offering
If you purchase ADSs in this offering, you may experience substantial and immediate dilution.
The offering price per ADS in any transaction that is a part of this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Assuming that an aggregate of 3,989,361 ADSs are sold at a price of $18.80 per ADS (equivalent to aggregate gross proceeds of $75.0 million), which was the last reported sale price of our ADSs on June 27, 2022 on Nasdaq, then after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been $119.0 million, or $3.89 per ADS, and you would experience immediate dilution of $14.91 per ADS, representing the difference between our as adjusted net tangible book value per ADS as of March 31, 2022, after giving effect to this offering, and the assumed offering price. You will also experience additional dilution at the end of the vesting period upon exercise of any outstanding non-employee warrants or stock options to purchase common shares, or if we otherwise issue additional common shares or ADSs below the offering price. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”
Because the sales of ADSs offered hereby will be made at other than a fixed price, the prices at which we sell these ADSs may vary significantly. Purchasers of the ADSs we sell, as well as our existing shareholders and holders of ADSs, will experience significant dilution if we sell additional ADSs at prices significantly below the price at which they invested.
An active trading market for our ADSs has been developed but may not be sustained and you may not be able to resell your ADSs at or above the price you pay for them, if at all.
While our common shares have been traded on Nasdaq Stockholm since June 2018 and our ADSs have been listed on Nasdaq since June, 2020, there can be no assurance that an active trading market for the ADSs will be sustained. The lack of an active trading market may also reduce the fair market value of the ADSs and could also affect the market price for our ordinary shares on Nasdaq Stockholm. The price at which our ADSs trade on the Nasdaq Global Select Market may or may not be correlated with the price at which our ordinary shares trade on Nasdaq Stockholm.
The trading price of our ADSs may be volatile, and you could lose all or part of your investment.
The trading price of our ADSs is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their ADSs at or above the price paid for the ADSs. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, factors that are expected to affect the market price of our securities include:
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the commencement, enrollment or results of our planned and future clinical trials;

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positive or negative results from, or delays in, testing and clinical trials by us, collaborators or competitors;

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the results of our efforts to discover, develop, acquire or in-license additional product candidates and technologies;

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the loss of any of our key scientific or management personnel;

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regulatory, legal or tax developments in the United States, the European Union and other countries;

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the success of competitive products or technologies;

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adverse actions taken by regulatory agencies with respect to our clinical trials or manufacturers;

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changes or developments in laws or regulations applicable to our product candidates or technologies;

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changes to our relationships with collaborators, manufacturers or suppliers;

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concerns regarding the safety of our product candidates;

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announcements concerning our competitors or the pharmaceutical industry in general;

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actual or anticipated fluctuations in our operating results;

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changes in financial estimates or recommendations by securities analysts;

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potential acquisitions, financings, collaborations or other corporate transactions;

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the trading volume of our ADSs on the Nasdaq Global Select Market;

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coordinated trading in our ordinary shares and/or ADSs by third parties, including market manipulation;

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publication of information in the media, including online blogs and social media, about our company by third parties;

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sales of our ADSs or ordinary shares by us, members of our senior management and directors or our shareholders;

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general economic, political, and market conditions and overall fluctuations in the financial markets in the United States, the European Union, and other countries, including the global and regional impacts of the COVID-19 pandemic;

•
stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the biopharmaceutical industry;

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coordinated buying or selling activity or market manipulation; and

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investors’ general perception of us and our business.

These and other market and industry factors may cause the market price and demand for our ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from selling their ADSs at or above the price paid for the ADSs and may otherwise negatively affect the liquidity of our ADSs.
Some companies that have experienced volatility in the trading price of their shares have been the subject of securities class action litigation. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms.
Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our business practices. Defending against litigation is costly and time‑consuming, and could divert our management’s and key employees’ attention and our resources.

Furthermore, during the course of litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a negative effect on the market price of our ADSs.
The dual listing of our common shares and the ADSs may adversely affect the liquidity and value of the ADSs.
Our ADSs are listed on The Nasdaq Global Select Market and our common shares are listed on Nasdaq Stockholm. Trading of the ADSs or common shares, as applicable, in these markets will take place in different currencies (U.S. dollars on Nasdaq and Swedish Kronor on Nasdaq Stockholm), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Sweden). The trading prices of our common shares or ADSs, as applicable, on these two markets may differ due to these and other factors. Any decrease in the price of our common shares on Nasdaq Stockholm could cause a decrease in the trading price of the ADSs on Nasdaq. Investors could seek to sell or buy our common shares or ADSs to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in both the trading prices on one exchange and the common shares or ADSs available for trading on the other exchange. In addition, holders of ADSs will not be immediately able to surrender their ADSs and withdraw the underlying common shares for trading on the other market without effecting necessary procedures with the depositary. This could result in time delays and additional cost for holders of ADSs. We cannot predict the effect of this dual listing on the value of our common shares and the ADSs. However, the dual listing of our common shares and the ADSs may reduce the liquidity of these securities in one or both markets and may adversely affect the development of an active trading market for the ADSs in the United States.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We anticipate that we will use the net proceeds from this offering primarily to fund the development of candidates from our NOX inhibitor platform, including setanaxib, in indications for which they may have therapeutic potential, including PBC and squamous carcinoma of the head and neck, or for any indications which are in early development, to fund commercial activities for TARPEYO, to fund the development of Budenofalk in AIH, and to fund the acquisition, development and commercialization of product candidates we may acquire or in license, and for working capital and other general corporate purposes. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in accordance with our investment policy in a manner that may not produce income or that may lose value. These investments may not yield a favorable return to our investors.
The ADSs offered hereby will be sold at other than fixed prices, and investors who buy ADSs at different times will likely pay different prices.
Because the sales of ADSs offered hereby will be made at other than fixed prices from time to time, the prices at which we sell these ADSs will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices. We will have discretion, subject to investor demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid.
The actual number of ADSs we will issue under the Sale Agreement at any one time or in total is uncertain.
We have not committed to sell, and Jefferies has not committed to purchase or underwrite, any specific number of ADSs under the Sale Agreement. The number of ADSs that are sold in this offering will be determined by us during the pendency of the Sale Agreement based on, among other things, market conditions and the market price of our ADSs and common shares. Accordingly, it is not possible to predict the number of ADSs that will ultimately be issued under the Sale Agreement, if any ADSs are issued thereunder.

If we were to be classified as a “passive foreign investment company,” or a PFIC, there could be adverse U.S. tax consequences to certain U.S. holders.
Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2021, we do not believe that we were a PFIC for our taxable year ended December 31, 2021. Except for certain milestone payments related to the licensing of our commercial rights, which we do not earn on a consistent basis, our operations, before the commercial launch of TARPEYO in January 2022, did not generate significant amounts of non-passive income. Therefore, until we generate consistent and significant sources of revenue from active sales, licensing and other non-passive sources, there is a risk that we will be a PFIC under the PFIC income test if we do not continue to receive licensing milestone payments. Moreover, we hold a substantial amount of cash and cash equivalents, which are generally treated as passive assets. Because PFIC status is a fact specific determination that generally cannot be made until the close of the taxable year in question and the calculation of the value of our non-cash assets may be based in part on the value of our common shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year, it is difficult to predict whether we will be a PFIC for the current taxable year or any future year, and no assurance can be given that we will not be a PFIC for our current taxable year or any future year. Therefore, we have not yet made any determination as to our expected PFIC status for the current year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for our taxable year ended December 31, 2021 or us becoming a PFIC for our current taxable year or any future taxable years. Our United States counsel expresses no opinion with respect to our PFIC status for any prior, the current, or any future taxable year.
Under the Internal Revenue Code of 1986, as amended, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the quarterly weighted average value of our assets consists of assets that produce, or are held for the production of, passive income. If we are a PFIC for any taxable year during which a U.S. Holder (as defined below in “Certain Income Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds our common shares, or ADSs, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements. Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues. For further discussion of the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Certain Income Tax Considerations — Material U.S. Federal Income Tax Considerations.”
If a United States person is treated as owning at least 10% of our common shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our common shares or ADSs, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our corporate group, if any. A controlled foreign corporation is any foreign corporation in which more than 50% of the total combined voting power of classes of voting stock or the total value of the corporation is owned (or treated as owned) by United States shareholders. If our corporate group includes one or more U.S. subsidiaries, our non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist our investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our common shares or ADSs.
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to changes in tax laws, regulations and treaties, or, in each case, the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, as well as tax policy initiatives and reforms related to the Organisation for Economic Co-Operation and Development’s, Base Erosion and Profit Shifting, Project (including “BEPS 2.0”), the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance.
Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.
A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, a tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.
You may experience future dilution as a result of future equity offerings and other issuances of our ADSs or other securities. In addition, this offering and future equity offerings and other issuances of our ADSs or other securities may adversely affect the trading price of our ADSs.
In order to raise additional capital, we may in the future offer additional ADSs at prices that may not be the same as the price per ADS in this offering. We may not be able to sell ADSs or other securities in any other offering at a price per share that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per ADS at which we sell additional ADSs in future transactions may be higher or lower than the price per share in this offering.
In addition, the sale of ADSs in this offering and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the price of our ADSs. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs.
Purchasers of ADSs in the offering will not be directly holding our common shares.
A holder of ADSs will not be treated as one of our shareholders and will not have direct shareholder rights. Swedish law governs our shareholder rights. The depositary will be the holder of the common shares underlying ADSs held by purchasers of ADSs in the offering. Purchasers of ADSs in the offering will have ADS holder rights. The deposit agreement among us, the depositary and purchasers of ADSs in the offering, as an ADS holder, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights, as well as the rights and obligations of the depositary.
Risks Related to the Development and Commercialization of Our Product Candidates
The regulatory approval processes of the FDA, EMA, European Commission and comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain acceptance for filing and regulatory approval for our products, product candidates or future product candidates, our business will be substantially harmed.
The time required to obtain approval by the FDA, EMA, European Commission and comparable foreign regulatory authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, laws or regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. Although Nefecon has been approved under accelerated approval by the FDA (marketed in the United States under the brand name TARPEYO), it is possible that we and our licensees may not be able to obtain full marketing approval in the United States, approval for Nefecon outside of the United States, or approval for setanaxib or other product candidates we may seek to develop in the future.
Any of our product candidates, including setanaxib and Nefecon, could fail to receive regulatory approval for many reasons, including the following:
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to the extent that we seek approval for any additional product candidates based on evaluation of a surrogate marker, as we did for Nefecon, we may be unable to utilize the accelerated approval pathway under Subpart H of the FDA’s New Drug Application, or NDA, regulations and comparable regulations promulgated in the European Union if the appropriate regulatory authorities do not accept the proposed surrogate marker as the basis for an accelerated/conditional approval;

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the data collected from clinical trials of our product candidate may not be sufficient to support the submission of an NDA to the FDA or other submission or to obtain regulatory approval in the United States, the European Union or elsewhere;

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the scientific advice and regulatory feedback provided by the FDA and EMA, or comparable foreign regulatory authorities, as applicable, during the drug development phase, including at meetings at the end of each phase of clinical development, is not legally binding, and the FDA or EMA may depart from such advice and feedback on the basis of justified grounds during assessment of future marketing authorization applications;

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we may be unable to demonstrate to the satisfaction of the FDA, the EMA and the European Commission or comparable foreign regulatory authorities that a product candidate is safe or effective for its proposed indication;

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the results of clinical trials may not be sufficiently statistically significant or clinically meaningful as required by the FDA, the EMA or comparable foreign regulatory authorities for approval;

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we may be unable to demonstrate that the product candidate’s clinical and other benefits outweigh its safety risks;

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the FDA, the EMA or comparable foreign regulatory authorities may disagree with our interpretation of data from clinical trials;

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the FDA, the EMA or comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes, quality control procedures or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

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the approval policies or regulations of the FDA, the European Commission, or comparable foreign regulatory authorities or the laws they enforce may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy process towards approval as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, financial condition and results of operations. The FDA, EMA, European Commission and other comparable foreign regulatory authorities have substantial discretion in the approval process and determining when or whether regulatory approval will be obtained for any of our product candidates. Even if we believe the data collected from clinical trials of our product candidates are promising, such data may not be sufficient to support approval by the FDA, the European Commission or other comparable foreign regulatory authorities.
Additionally, disruptions at the FDA and other comparable foreign regulatory authorities and agencies may lengthen the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which could adversely affect our business. For example, in recent years, including in 2018 and 2019, the U.S. government shut down several times and certain regulatory agencies, such as the FDA, had to furlough critical employees and stop critical activities. Separately, many foreign and domestic inspections by the FDA and foreign regulatory authorities have been delayed due to the COVID-19 pandemic. If a prolonged government shutdown occurs in the future, or if the COVID-19 pandemic continues to affect the operations of regulatory authorities, our ability to obtain approval of our product candidates may be adversely impacted.
Accelerated approval by the FDA, and conditional approval by the European Commission, even if pursued for any future product candidates, may not lead to a faster development process or regulatory review and does not increase the likelihood that our product candidates will receive marketing approval. If we are not successful with this process, the development or commercialization of such product candidates could be delayed, abandoned or become significantly more costly.
In certain circumstances, the FDA and EMA selectively allows the use of surrogate endpoints to permit a faster development and an accelerated approval path.
For setanaxib, our ongoing Phase 2b/3 trial utilizes alkaline phosphatase (ALP) and total bilirubin (TBR) as a composite surrogate endpoint for accelerated approval in PBC. Even if the clinical data from the trial show an impact on the primary endpoint there is no guarantee that the FDA considers this to be clinically relevant or that the FDA would otherwise regard the clinical trial results as sufficient to support accelerated approval. If this is the case we may have to conduct additional clinical trials to support a marketing application for setanaxib in such indication.
As a condition of accelerated or conditional approval, regulatory agencies may impose specific obligations, including the performance of confirmatory, post marketing clinical trials to verify the clinical benefit of a drug. Following accelerated approval or conditional approval, we may therefore not ultimately receive full approval from the regulatory agencies should the additional data generated through post-marketing clinical trials not confirm that the benefit-risk balance of Nefecon, setanaxib or any other future product candidate is positive, or the burden to complete the obligations becomes too high.
In the European Union, the conditional marketing authorization is valid for one year and must be renewed annually until all specific obligations have been fulfilled. Once all pending study results are provided, the conditional marketing authorization can be converted into a traditional marketing authorization. However, if the obligations are not fulfilled within the timeframe set by the European Commission, EMA can take regulatory action, such as suspending or revoking the marketing authorization. Complying with the conditions of the marketing authorization may require financial resources and time. In addition, we may not be able to comply with all required conditions and may need to withdraw the marketing authorization. The European Commission may decide not to renew the conditional marketing authorization, although such measure is rarely applied in practice. An analysis of reimbursement decisions by the competent authorities of the individual EU Member States for conditionally authorized medicines in the European Union has shown some delays in the timeline for reaching a positive health technology recommendation. If this happens for Nefecon or any other future product candidate, it may delay the timing and success of the commercialization of such product.

Clinical trials are difficult to design and implement, and they involve a lengthy and expensive process with uncertain outcomes. We may experience delays in completing, or ultimately be unable to complete, the development and commercialization of our current and future product candidates.
To obtain the requisite regulatory approvals to commercialize any product candidates, we must demonstrate through extensive clinical trials that our product candidates are safe and effective in humans.Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Successful completion of clinical trials is a prerequisite to submitting an NDA to the FDA, a Marketing Authorization Application, or MAA, to the EMA and similar marketing applications to comparable foreign regulatory authorities for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful.
Differences in trial design between early-stage clinical trials and later-stage clinical trials make it difficult to extrapolate the results of earlier clinical trials to later clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products. Where a randomized, placebo-controlled clinical trial is designed to allow enrolled subjects to cross-over from the placebo cohort to the treatment cohort, there may be a risk of inadvertent unblinding of subjects prior to cross-over, which may limit the clinical meaningfulness of those data and may require the conduct of additional clinical trials.
In addition, we may experience delays in initiating or completing clinical trials. We may also experience numerous unforeseen events during our clinical trials that could delay or prevent our ability to receive marketing approval or commercialize the product candidates we develop, including:
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delays in or failure to obtain institutional review board, or IRB, or ethics committee approval for each site;

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delays in or failure to recruit a sufficient number of suitable patients to participate in a trial;

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failure to have patients complete a trial or return for post-treatment follow-up;

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clinical sites deviating from trial protocol or dropping out of a trial;

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failure to manufacture sufficient quantities of product candidate for use in clinical trials in a timely manner or shipping delays and interruptions;

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safety or tolerability concerns that could cause us or our collaborators, as applicable, to suspend or terminate a trial if we or our collaborators find that the participants are being exposed to unacceptable health risks;

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changes in regulatory requirements, policies and guidelines, or their application regarding recommendations or guidance provided by regulatory authorities;

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evolution in the standard of care during the development of a product candidate that require amendments to an ongoing clinical trial or the conduct of additional safety studies or clinical trials;

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failure of our third-party research contractors to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

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the FDA, EMA or other regulatory authorities may require us to submit additional data or impose other requirements before accepting a trial as being registrational;

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delays in establishing the appropriate dosage levels in clinical trials; and

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the quality or stability of the product candidate falling below acceptable standards.

Disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, supplying, conducting or completing our planned and ongoing clinical trials. For example, we experienced a reduced enrollment rate in our ongoing NefIgArd trial over the last several months of 2020 due to the impact of the COVID-19 pandemic, and we hence completed full enrollment in January 2021, which was later than we originally had anticipated. We could encounter delays if a clinical trial is suspended or terminated by us, by the IRBs or ethics committees of the institutions in which such trials are being conducted, or by the FDA or other comparable foreign regulatory authorities, or recommended for suspension or termination by the Data Review Committee, or DRC, or Data Safety Monitoring Board, or DSMB, for such trial. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA orother comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, including those relating to the class to which our product candidates belong, failure to demonstrate a benefit from using a product candidate, or changes in governmental regulations or administrative actions.
If we experience delays in the completion of, or if we terminate, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. From time to time, we may interact with regulatory agencies with the aim of facilitating the development of our product candidates by achieving alignment on an efficient trial design, a modest number of enrolled patients or a relatively expedient timeline. However, there can be no assurances that such alignment will be reached and, even if achieved, that we will realize the intended benefits from these interactions.
Moreover, if we make changes to our product candidates, we may need to conduct additional studies to bridge our modified product candidates to earlier versions, which could delay our clinical development plan or marketing approval for our product candidates. Significant clinical trial delays could also allow our competitors to bring products to market before we do or shorten any periods during which we have the exclusive right to commercialize our product candidates and impair our ability to commercialize our product candidates.
Any of these occurrences may harm our business, financial condition and results of operations significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates or result in the cessation of development of our product candidates.

USE OF PROCEEDS
We may issue and sell from time to time ADSs, each ADS representing two of our common shares, having aggregate gross sales proceeds of up to $75.0 million before payment of sales agent commissions and offering expenses payable by us. Because there is no minimum offering amount required as a condition to close any transaction as a part of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ADSs under or fully utilize the Sale Agreement as a source of financing.
We currently intend to use the net proceeds from this offering, if any, primarily to fund the development of candidates from our NOX inhibitor platform, including setanaxib, in indications for which they may have therapeutic potential, including PBC and squamous carcinoma of the head and neck, or for any indications which are in early development, to fund commercial activities for TARPEYO, to fund the development of Budenofalk in AIH, and to fund the acquisition, development and commercialization of product candidates we may acquire or in license, and for working capital and other general corporate purposes.. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with ADSs offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds, in accordance with our investment policy, in short-term, investment-grade and interest-bearing securities.

DILUTION
Our net tangible book value as of March 31, 2022 was $46.7 million or $0.88 per common share and $1.76 per ADS based on an exchange rate of SEK 1 = $0.0993, the exchange rate reported by Sveriges Riksbank on June 27, 2022. Net tangible book value per common share is determined by dividing total tangible assets less total liabilities by the aggregate number of common shares outstanding as of March 31, 2022.
After giving effect to the sale by us of ADSs in the aggregate amount of $75.0 million at an assumed offering price of $18.80 per ADS, the last reported sale price of our ADSs on Nasdaq on June 27, 2022, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $119.0 million, or $3.89 per ADS and $1.95 per common share. This represents an immediate increase in net tangible book value of $2.14 per ADS and $1.07 per common share to our existing holders and an immediate dilution of $14.91 per ADS issued to the new investors purchasing ADSs in this offering.
The following table illustrates such per ADS dilution. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.
Assumed Public Offering Price per ADS		$18.80
Net tangible book value per ADS as of March 31, 2022	$1.76
Increase in net tangible book value per ADS attributable to this offering	$2.14
As adjusted net tangible book value per ADS as of March 31, 2022, after giving effect to this offering		$3.89
Dilution per common share and per ADS to new investors purchasing in this offering		$14.91
To the extent that options or warrants are exercised, new options are issued under our existing or future equity incentive plans, or we issue additional ADSs or common shares in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in further dilution.
Except as otherwise noted, in this prospectus supplement, the number of common shares to be outstanding is based on 53,172,170 common shares outstanding as of March 31, 2022, and excludes:
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448,500 common shares issuable upon the exercise of warrants to purchase common shares outstanding as of March 31, 2022 issued under our two warrant programs, of which warrants to purchase 26,000 common shares have been exercised, but not paid for, as of March 31, 2022, at an exercise price of SEK 74.30 per share; and warrants to purchase 422,500 common shares may be exercised between October 1, 2022 and December 31, 2022, at an exercise price of SEK 74.50 per share;

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51,399 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2019, or the LTIP 2019;

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31,371 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2020, or the LTIP 2020;

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an additional 1,444,000 common shares issuable as of March 31, 2022 under our long-term incentive plan, or the ESOP 2020;

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26,968 common shares issuable upon the exercise of options to purchase common shares outstanding as of March 31, 2022 under our Long-Term Board Incentive Plan 2021, or the LTIP 2021; and

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an additional 1,495,000 common shares are issuable as of March 31, 2022 under our long-term incentive plan, or the ESOP 2021.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the options listed above.
Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time and, therefore, the price of any such securities sold may vary. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $18.80 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $75.0 million are sold during the term of the Sale Agreement at that price of $19.80 per ADS, would increase our as adjusted net tangible book value per ADS after the offering to $3.92 per ADS, which would represent dilution to new investors in this offering of $15.88 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $18.80 per ADS shown in the table above, assuming all of our ADSs in the aggregate amount of $75.0 million are sold during the term of the Sale Agreement at that price of $17.80 per ADS, would decrease our as adjusted net tangible book value per ADS after the offering to $3.86 per ADS, which would represent dilution to new investors in this offering of $13.94 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

CERTAIN INCOME TAX CONSIDERATIONS
The following summary contains a description of material Swedish and U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares or ADSs. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire common shares or ADSs in the global offering.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of certain material U.S. federal income tax considerations for U.S. Holders (defined below) with respect to their ownership and disposition of our common shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire common shares or ADSs. This discussion applies only to a U.S. Holder that is an initial purchaser of the common shares or ADSs pursuant to this offering and that holds our common shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
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banks, insurance companies, and certain other financial institutions;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

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persons holding common shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares or ADSs;

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persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

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brokers, dealers or traders in securities, commodities or currencies;

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tax-exempt entities or government organizations;

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S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

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regulated investment companies or real estate investment trusts;

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persons who acquired our common shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons holding our common shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

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persons who own (directly, constructively or through attribution) 10% or more (by vote or value) of our outstanding common shares or ADS.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of common shares or ADSs.
The discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the Convention Between the Government of the United States and the Government of Sweden for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on

September 1, 1994 or the U.S.-Sweden Tax Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares or ADSs and is:
(i)   An individual who is a citizen or individual resident of the United States;
(ii)   a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
(iii)   an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(iv)   a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Accordingly, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the common shares represented by the ADS.
PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES OR ADSs SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
PFIC Rules
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
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at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly weighted average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other entity treated as a corporation or partnership for U.S. federal income tax purposes, the equity of which we own, directly or indirectly, 25% or more (by value).
Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2021, we do not believe that we were a PFIC for our taxable year ended December 31, 2021. Except for certain milestone payments related to the licensing of our commercial rights, which we do not earn on a consistent basis, our operations, before the commercial launch of TARPEYO in January 2022, did not generate significant amounts of non-passive income. Therefore, until we generate consistent and significant sources of revenue from active sales, licensing and other non-passive sources, there is a risk that we will be a PFIC under the PFIC income test if we do not continue to receive licensing milestone payments. Moreover, we hold a substantial amount of cash and cash equivalents, which are generally treated as passive assets. Because PFIC status is a fact specific determination that generally cannot be made until the close of the taxable year in question and the calculation of the value of our non-cash assets may be based in part on the value of our common shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year, it is difficult to predict whether we will be a PFIC for the current taxable year or any future year, and no assurance can be given that we will not be a PFIC for our current taxable year or any future year. Therefore, we have not yet made any determination as to our expected PFIC status for the current year. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for our taxable year ended December 31, 2021 or us becoming a PFIC for our current taxable year or any future taxable years. Our United States counsel expresses no opinion with respect to our PFIC status for any prior, the current, or any future taxable year.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the common shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the common shares or ADSs.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of common shares or ADSs, unless (i) such U.S. Holder makes a “qualified electing fund” election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC or (ii) our common shares or ADSs constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares or ADSs will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the common shares or ADSs;

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the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares or ADSs cannot be treated as capital, even if a U.S. Holder holds the common shares or ADSs as capital assets. In addition, if we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. However, a U.S. Holder can only make a qualified electing fund election with respect to common shares in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not currently intend to provide U.S. Holders with the information necessary for U.S. Holders to make a QEF Election. Therefore you should assume that you will not receive such information from us and would therefore be unable to make a QEF Election with respect to any of our common shares or ADSs were we to be or become a PFIC.
U.S. Holders can avoid the interest charge on excess distributions or gain relating to the common shares or ADSs by making a mark-to-market election with respect to the common shares or ADSs,

provided that the common shares or ADSs are “marketable.” Common shares or ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares or ADSs (respectively) will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. It should be noted that only the ADSs and not our common shares are listed on the Nasdaq Global Select Market. The Nasdaq Global Select Market is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election should be available to a U.S. Holder. Consequently, our common shares may not be marketable if Nasdaq Stockholm (where our common shares are currently listed) does not meet the applicable requirements. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the common shares or ADSs.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the common shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares or ADSs. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares or ADSs over the fair market value of the common shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the common shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the common shares or ADSs cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to make an annual filing containing such information as the U.S. Treasury may require. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES OR ADSs.
Taxation of Distributions
Subject to the discussion above under “PFIC rules,” distributions paid on common shares or ADSs, other than certain pro rata distributions of common shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not intend to calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on our common shares or ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares or ADSs that are readily tradable on an established securities market in the United States. Our ADSs are listed on The Nasdaq Global Select Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on The Nasdaq Global Select Market. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States. We are incorporated under the laws of Sweden, and we believe that we qualify as a resident of Sweden for purposes of, and are eligible for the benefits of, the U.S.-Sweden Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Sweden Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion regarding the PFIC rules, such dividends will generally be expected to be “qualified dividend income” in the hands of individual U.S. Holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.
The amount of any dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss.
Subject to applicable limitations, some of which may vary depending upon your circumstances, Swedish income taxes withheld from dividend payments on shares at a rate not exceeding an applicable rate under the U.S.-Sweden Tax Treaty will be creditable against your U.S. federal income tax liability. Swedish income taxes withheld in excess of the applicable rate under the U.S.-Sweden Tax Treaty will not be eligible for credit against your U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.
Sale or Other Taxable Disposition of Common Shares and ADSs
Subject to the discussion above under “PFIC rules,” gain or loss realized on the sale or other taxable disposition of common shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the common shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the common shares or ADSs, subject to certain exceptions (including an exception for common shares or ADSs held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the common shares or ADSs.
Material Swedish Tax Considerations
The following is a summary of certain material Swedish tax issues for holders of common shares or ADSs that are not resident in Sweden for tax purposes. The summary is based on current legislation and is intended to provide general information only. The summary does not cover, inter alia, the special rules regarding tax-free dividends that may be applicable when investors hold common shares or ADSs that are deemed to be held for business purposes (for tax purposes), foreign companies conducting business through a permanent establishment in Sweden. Each person considering an investment in common shares or ADSs is advised to consult an independent tax advisor as to the tax consequences that could arise from the acquisition, ownership and disposition of the common shares or ADSs.
Taxation of Dividends
For holders not resident in Sweden for tax purposes that receive dividends on common shares or ADSs of a Swedish limited liability company, Swedish withholding tax is normally withheld. The same withholding tax applies to certain other payments made by a Swedish limited liability company, such as payments as a result of redemption of shares and repurchase of shares through an offer directed to all shareholders or all holders of a certain class. The withholding tax rate is 30%. The tax rate is, however, generally reduced under an applicable tax treaty. For example, under the U.S.-Sweden Tax Treaty the tax rate on dividends paid to U.S. holders who are the beneficial owners of the dividend and entitled to the benefits of the U.S.-Sweden Tax Treaty should not exceed 15%. In Sweden, withholding tax deductions are normally carried out by Euroclear Sweden AB or, in respect of nominee-registered shares, by the nominee. The tax treaties Sweden has entered into generally enable the withholding tax deduction to be made in accordance with the tax rate stipulated in the treaty, provided that Euroclear Sweden AB or the nominee, as applicable, has received the required information concerning the tax residency of the investor entitled to the dividend (this applies also under the U.S. — Sweden tax treaty). Furthermore, investors entitled to reduced tax rates under applicable tax treaties may claim a refund from the Swedish tax authorities within five calendar years following the year the dividend was distributed if the full withholding tax rate at 30% has been withheld.
Taxation of Capital Gains
Holders not resident in Sweden for tax purposes are normally not liable for capital gains taxation in Sweden upon disposals of common shares or ADSs. Holders of common shares or ADSs may, however, be subject to taxation in their state of residence.

According to a special rule, private individuals not resident in Sweden for tax purposes are, however, subject to Swedish capital gains taxation upon disposals of common shares or ADSs if they have been residents of Sweden due to a habitual abode in Sweden or a continuous stay in Sweden at any time during the calendar year of disposal or the ten calendar years preceding the year of disposal. In a number of cases though, the applicability of this rule is limited by tax treaties. For example, under the U.S.-Sweden Tax Treaty this rule applies for ten years from the date the private individuals became non-resident of Sweden for tax purposes.

PLAN OF DISTRIBUTION
We have entered into the Sale Agreement with Jefferies, under which we may offer and sell ADSs, each ADS representing two common shares, from time to time through Jefferies acting as agent. Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Pursuant to under this prospectus supplement and the accompanying prospectus, we may sell ADSs having an aggregate offering price of up to $75.0 million.
Each time we wish to issue and sell our ADSs under the Sale Agreement, we will notify Jefferies of the number of ADSs to be issued, any time period over which such sales may be made, any limitation on the number of ADSs to be sold, and any limitation on the price at which such sales may be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to arrange on our behalf for the sale of all such ADSs requested to be sold by us on the specified terms. The obligations of Jefferies under the Sale Agreement to sell ADSs are subject to a number of conditions that we must meet.
Jefferies or we may suspend the offering of our ADSs being made through Jefferies under the Sale Agreement upon proper notice to the other party.
We expect to deliver common shares to Jefferies for settlement on the second trading day following the date on which the sale of the ADSs was made.
Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the incurred fees and disbursements of its outside counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $200,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $450,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.
In connection with the sale of our ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
Jefferies and its affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.
The offering of our ADSs pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and Jefferies may each terminate the Sale Agreement at any time upon ten trading days’ prior notice.
This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
The address of Jefferies LLC is 520 Madison Avenue New York, New York 10022.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational and periodic reporting requirements of the Exchange Act applicable to foreign private issuers and fulfill the obligations with respect to those requirements by filing reports with the SEC. The SEC maintains a website that contains reports and information statements and other information about issuers, such as ourselves, who file electronically with the SEC. The address of that website is www.sec.gov.
Our common shares are listed on Nasdaq Stockholm and on the Nasdaq Global Select Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of Nasdaq Stockholm and of the Nasdaq Global Select Market at these exchanges.
Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.
We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:
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Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 27, 2022;

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our Reports on Form 6-K filed with the SEC on February 24, 2022, March 14, 2022, March 18, 2022, March 22, 2022, April 14, 2022, April 29, 2022; May 20, 2022 and June 21, 2022; and

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the description of our ADSs representing our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 2, 2020.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Calliditas Therapeutics AB, Kungsbron 1, D5, SE-111 22, Stockholm, Sweden, Attention: Chief Financial Officer.
You also may access these filings on our website at www.calliditas.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). We have included our website address in this prospectus solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
Cooley LLP, New York, New York, is representing the Company in connection with this offering. Advokatfirman Vinge, Stockholm, Sweden will pass upon the validity of the common shares represented by the ADSs offered hereby and other legal matters concerning this offering relating to Swedish law. Goodwin Procter LLP, New York, NY, and Baker McKenzie LLP, Stockholm, Sweden are representing the sales agent in connection with this offering.
EXPERTS
The consolidated financial statements of Calliditas Therapeutics AB incorporated by reference to Calliditas Therapeutics AB’s Annual Report (Form 20-F) for the for year ended December 31, 2021, and the effectiveness of Calliditas Therapeutics AB’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young AB (PCAOB ID: 1433), independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Calliditas Therapeutics AB did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young AB pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young AB is Box 7850, 103 99, Stockholm, Sweden.

Up to $75,000,000
American Depositary Shares Representing Common Shares

PROSPECTUS SUPPLEMENT

Jefferies
June 28, 2022

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Subject to the Swedish Companies Act, members of the registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in the registrant’s articles of association:
Current and former members of the registrant’s board of directors or officers shall be reimbursed for:
(i)   all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the registrant, including any liability incurred in defending any criminal or civil proceedings; and
(ii)   expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the Sweden and any other statutes that concern and affect the registrant as a company, or collectively the Statutes, arising in relation to the registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.
In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the Sweden and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.
In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.
ITEM 9.   EXHIBITS.
The following exhibits are filed herewith or incorporated by reference herein:
		INCORPORATED BY REFERENCE
EXHIBIT	DESCRIPTION	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE
1.1*	Form of Underwriting Agreement.
1.2	Open Market Sale AgreementSM, dated June 28, 2022, by and between and between Calliditas Therapeutics AB and Jefferies LLC
3.1	Articles of Association of Calliditas Therapeutics AB.	Form F-3ASR	333-238244	3.1	07/12/2021
4.1	Deposit Agreement between Calliditas Therapeutics AB, Citibank, N.A., as Depositary Bank, and the Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder.	Form F-1/A	333-238244	4.1	06/01/2020
4.2	Form of American Depositary Receipt.	Form F-1/A	333-238244	4.1	06/01/2020

INCORPORATED BY REFERENCE
EXHIBIT	DESCRIPTION	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE
4.3	Form of Senior or Subordinated Indenture.
4.4*	Form of Debt Securities.
4.5*	Form of Warrant Agreement and Warrant Certificate.
4.6*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Advokatfirman Vinge, Swedish counsel to the Registrant.
5.2	Opinion of Cooley LLP, U.S. counsel to the registrant.
23.1	Consent of Ernst & Young AB, independent registered public accounting firm.
23.2	Consent of Advokatfirman Vinge, Swedish counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Cooley LLP, U.S. counsel to the Registrant (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature page of this registration statement).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture incorporated by reference herein.
107	Calculation of Filing Fee Tables.

*
To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

ITEM 10.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that is has meet all requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on June 28, 2022.
CALLIDITAS THERAPEUTICS AB
By:	/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors, officers and/or authorized representative in the United States of Calliditas Therapeutics AB, hereby severally constitute and appoint Renée Aguiar-Lucander and Fredrik Johansson, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all amendments (including pre-effective and post-effective amendments) to said registration statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Calliditas Therapeutics AB, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Renée Aguiar-Lucander Renée Aguiar-Lucander	Chief Executive Officer (Principal Executive Officer)	June 28, 2022
/s/ Fredrik Johansson Fredrik Johansson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2022
/s/ Elmar Schnee Elmar Schnee	Chairman of the Board of Directors	June 28, 2022
/s/ Elisabeth Björk Elisabeth Björk	Director	June 28, 2022

Signature	Title	Date
/s/ Hilde Furberg Hilde Furberg	Director	June 28, 2022
/s/ Molly Henderson Molly Henderson	Director	June 28, 2022
/s/ Diane Parks Diane Parks	Director	June 28, 2022
/s/ Henrik Stenqvist Henrik Stenqvist	Director	June 28, 2022

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on June 28, 2022.
By:	/s/ Andrew B. Udell Calliditas NA Enterprises Inc. By: Andrew B. Udell Title: President	Authorized Representative in the United States